FORM FOR NON-EMPLOYEE DIRECTORS

IKON OFFICE SOLUTIONS, INC.

2006 OMNIBUS EQUITY COMPENSATION PLAN

NONQUALIFIED STOCK OPTION GRANT

The Board of Directors of IKON Office Solutions, Inc. has determined to grant to you a nonqualified stock option to purchase shares of common stock of IKON Office Solutions, Inc. under the IKON Office Solutions, Inc. 2006 Omnibus Equity Compensation Plan (the “Plan”). The terms of the grant are set forth in the Nonqualified Stock Option Grant Agreement (the “Grant”) provided to you. The following provides a summary of the key terms of the Grant; however, you should read the entire Grant, along with the terms of the Plan, to understand the Grant fully.

SUMMARY OF NONQUALIFIED STOCK OPTION GRANT

Participant:	—
Date of Grant:	__________ __, 200_
Total Number of Shares Granted:	—
Exercise Price Per Share:	$—
Exercisability Schedule:	Fully exercisable on the Date of Grant
Term/Expiration Date:	__________ __, 200_

IKON OFFICE SOLUTIONS, INC.

2006 OMNIBUS EQUITY COMPENSATION PLAN

NONQUALIFIED STOCK OPTION GRANT AGREEMENT

This STOCK OPTION GRANT AGREEMENT, dated as of      , 200     (the “Date of Grant”), is delivered by IKON Office Solutions, Inc. (“IKON”), to      (the “Participant”).

RECITALS

A. The IKON Office Solutions, Inc. 2006 Omnibus Equity Compensation Plan (the “Plan”) provides for the grant of nonqualified stock options to purchase shares of common stock, no par value per share, of IKON (“Common Stock”).

B. The Board of Directors of IKON has decided to make a nonqualified stock option grant, subject to the terms and conditions set forth in this Stock Option Grant Agreement (the “Agreement”) and the Plan, as an inducement for the Participant to promote the best interests of IKON and its shareholders. The Participant may receive a copy of the Plan by contacting      , at      .

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Grant of Option. Subject to the terms and conditions set forth in this Agreement and in the Plan, IKON hereby grants to the Participant a nonqualified stock option (the “Option”) to purchase      shares of Common Stock of IKON (“Shares”) at an exercise price of $    per Share. The Option shall become exercisable according to Paragraph 2 below. The Option is not intended to qualify as an “incentive stock option” under section 422 of the Internal Revenue Code of 1986, as amended.

2. Exercisability of Option. The Option shall be fully exercisable on the Date of Grant.

3. Term of Option. The Option shall have a term of ten years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan. Notwithstanding the immediately preceding sentence, if the Participant terminates his or her Directorship with IKON on account of his or her death, the Participant’s legal representatives shall have until the shorter of (i) one year from the date of the Participant’s death or (ii) the end of the term of the Option to exercise any portion of the Option that has not been previously exercised.

4. Exercise Procedures.

(a) Subject to the provisions of Paragraphs 2 and 3 above, the Participant (or the Participant’s legal representatives in the event of his or her death) may exercise part or all of the Option by giving IKON written notice of intent to exercise in the manner provided in this Agreement, specifying the number of Shares as to which the Option is to be exercised. At such time as the Committee (as defined in the Plan) shall determine, the Participant shall pay the exercise price (i) in cash or by check, (ii) by delivering shares of Common Stock, which shall be valued at their fair market value on the date of delivery, or by attestation (on a form prescribed by the Committee) to ownership of shares of Common Stock having a fair market value on the date of exercise equal to the exercise price, (iii) in cash, on the T+3 settlement date that occurs after the exercise date specified in the notice of exercise, provided that the Participant exercises the Option through an irrevocable agreement with a registered broker and the payment is made in accordance with procedures permitted by Regulation T of the Federal Reserve Board and such procedures do not violate applicable law, or (iv) by such other method as the Committee may approve, to the extent permitted by applicable law. The Committee may impose from time to time such limitations as it deems appropriate on the use of shares of Common Stock to exercise the Option.

(b) The obligation of IKON to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as IKON counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. IKON may require that the Participant (or other person exercising the Option after the Participant’s death) represent that the Participant is purchasing Shares for the Participant’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Committee deems appropriate.

(c) The Participant agrees to be bound by IKON’s policies regarding the purchase and transfer of Shares and understands that there may be certain times during the year in which the Participant will be prohibited from either exercising the Option or selling, transferring, pledging, donating, assigning, mortgaging, hypothecating or encumbering any Shares received upon exercise of the Option.

(d) All obligations of IKON under this Agreement shall be subject to the rights of IKON as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. The Participant may elect to satisfy any tax withholding obligation of IKON with respect to the exercise of the Option by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

5. Change in Control. The provisions of the Plan applicable to a Change in Control (as defined in the Plan) shall apply to the Option, and, in the event of a Change in Control, the Committee may take such actions as it deems appropriate pursuant to the Plan.

6. Restrictions on Exercise. Except as the Committee may otherwise permit pursuant to the Plan, only the Participant may exercise the Option during the Participant’s lifetime and, after the Participant’s death, the Option shall be exercisable (subject to the limitations specified in this Agreement and the Plan) solely by the legal representatives of the Participant, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

7. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. In the event of any contradiction, distinction or difference between this Agreement and the terms of the Plan, the terms of the Plan will control. The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) changes in capitalization of IKON, and (iv) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder. By receiving this grant, the Participant hereby agrees to be bound by the terms and conditions of the Plan and this Agreement. The Participant further agrees to be bound by the determinations and decisions of the Committee with respect to this Agreement and the Plan and the Participant’s rights to benefits under this Agreement and the Plan and agrees that all such determinations and decisions of the Committee shall be binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under this Agreement and the Plan on behalf of the Participant.

8. No Guarantee of Continued Directorship. The grant of the Option shall not confer upon the Participant any right to continue or be retained as a Director of IKON.

9. No Shareholder Rights. Neither the Participant, nor any person entitled to exercise the Participant’s rights in the event of the Participant’s death, shall have any of the rights and privileges of a shareholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

10. Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, IKON may terminate the Option by notice to the Participant, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of IKON hereunder shall extend to any successors or assigns of IKON and to IKON’s parents, subsidiaries and affiliates. This Agreement may be assigned by IKON without the Participant’s consent.

11. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof.

12. Notice. Any notice to IKON provided for in this instrument shall be addressed to IKON in care of the Plan Administrator at the principal corporate office of IKON, and any notice to the Participant shall be addressed to such Participant at the current address shown in the records of IKON, or to such other address as the Participant may designate to IKON in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

IN WITNESS WHEREOF, IKON has caused its duly authorized officer to execute this Nonqualified Stock Option Grant Agreement effective as of the Date of Grant.

IKON OFFICE SOLUTIONS, INC.

By:
Name:
Title: